Exhibit 23.1

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 13, 2022

Chord Energy Corporation

1001 Fannin Street, Suite 1500

Houston, Texas 77002

Ladies and Gentlemen:

We hereby consent to the inclusion of information incorporated by reference in this Registration Statement on Form S-8, including any amendments thereto, of Chord Energy Corporation (formerly known as Oasis Petroleum Inc.) (the “Company”) taken from our report of third party dated February 7, 2022, included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2021.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716